EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:    Heather Bockstruck, 312.565.5282
hbockstruck@fhlbc.com

FHLBank Chicago Announces Q3 2024 Financial Highlights
Combines longstanding programs with new initiatives to expand support for affordable housing and community investment needs

Chicago – October 22, 2024 – The Federal Home Loan Bank of Chicago (FHLBank Chicago) today announced its preliminary and unaudited financial results for the third quarter of 2024.

“Over the past quarter, our financial strength has continued to enable FHLBank Chicago to innovate and offer products and programs that address barriers to equitable homeownership and availability of affordable housing in partnership with our member financial institutions.” said Michael Ericson, president and chief executive officer of FHLBank Chicago. “While our members continue to face a complex economic cycle, we are providing reliable, short-term liquidity and long-term funding to support housing finance and community investment.”

Delivering on Commitment to Housing and Community Development
More than $30 million has been disbursed through its Downpayment Plus® (DPP®) Program through the third quarter of 2024 to provide downpayment and closing cost assistance to over 3,000 homebuyers in partnership with 202 member financial institutions. The DPP Program will remain open through year-end. FHLBank Chicago expects to award over $47 million in grants through its 2024 AHP General Fund to support affordable housing projects and developments later this month.

Additionally, FHLBank Chicago offers Community Development, Housing and Small Business Advances at below market rates to help members fund affordable housing and economic development needs in their communities. Over $1.4 billion was funded in these advances through the third quarter of 2024 to support over 7,500 housing units and more than 7,000 jobs.

New this year, the Community Impact Advance Pilot Program was established to provide $50 million in subsidies to discount the rate on advances up to 200 basis points. Over $250 million was funded in Community Impact Advances through the third quarter of 2024.

This past quarter, FHLBank Chicago also announced initiatives to facilitate more equitable housing lending and sustainable homeownership:
•The Low-Income Housing Tax Credit (LIHTC) Collateral Pilot Program which provides members with increased lendable value on their pledged collateral for up to a program total of $300 million of qualifying mortgage loans on LIHTC multi-family housing projects through August 2027.
•The acceptance of mortgage collateral using Vantagescore 4.0 to promote mortgage lending to creditworthy homebuyers who have historically been left out of conventional credit models.
•New Mortgage Partnership Finance® (MPF®) Conventional Housing Impact Pricing Grids to help support low and very low-income households through improved pricing for loans to borrowers with income at or below 80% of area median income (AMI).
•Increased funding for its Community First® Housing Counseling Resource Program to $3.5 million in 2024, partnering with the Illinois Housing Development Authority (IHDA) and the Wisconsin Housing and Economic Development Authority (WHEDA). The program supports housing counseling agencies in expanding their services to

EXHIBIT 99.1

minority and low- and moderate-income homebuyers, and by extension, expanding the pipeline of purchase-ready homebuyers for members.

Third Quarter 2024 Financial Highlights
•Net income was $130 million, compared to $183 million for the third quarter of 2023, driven by decreased advance balances in 2024 and an increase in noninterest expense.
•Noninterest expense was $114 million, an increase of $36 million compared to the third quarter of 2023. The increase was primarily driven by increased contributions of $49 million to housing and community development initiatives, compared to $17 million for the third quarter of 2023.
•Total assets increased to $125.8 billion, compared to $118.4 billion at December 31, 2023, with the change primarily attributable to an increase in our liquidity portfolio.
•Advances outstanding decreased to $59.3 billion, compared to $65.3 billion at December 31, 2023, primarily attributable to depository members experiencing lower funding needs on their balance sheets along with reduced loan demand, which resulted in paydowns.
•Mortgage loans held for portfolio through the Mortgage Partnership Finance Program increased to $13.0 billion, compared to $11.4 billion at December 31, 2023, primarily attributable to new acquisition volume that outpaced paydown activity.

For more financial details, please refer to the Condensed Statements of Income and Statements of Condition below. The Form 10-Q for the quarter ending September 30, 2024 is expected to be filed with the Securities and Exchange Commission (SEC) next month.

EXHIBIT 99.1

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	September 30, 2024	December 31, 2023	Change
Cash and due from banks, interest-bearing deposits, federal funds sold, and securities purchased under agreements to resell	$23,104	$14,472	60%
Investment debt securities	29,583	26,405	12%
Advances	59,336	65,306	(9)%
MPF Loans held in portfolio, net of allowance for credit losses	13,033	11,410	14%
Other	767	791	(3)%
Assets	$125,823	$118,384	6%

Consolidated obligation discount notes	$35,756	$28,109	27%
Consolidated obligation bonds	79,751	80,389	(1)%
Other	1,870	1,746	7%
Liabilities	117,377	110,244	6%
Capital stock	3,165	3,277	(3)%
Retained earnings	5,232	4,979	5%
Accumulated other comprehensive income (loss)	49	(116)	142%
Capital	8,446	8,140	4%
Total liabilities and capital	$125,823	$118,384	6%

Member standby letters of credit - off-balance sheet	$15,549	$12,601	23%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	Three months ended September 30,				Nine months ended September 30,
	2024	2023	[a]	Change	2024	2023	[a]	Change
Interest income	$1,792	$1,962		(9)%	$5,325	$5,407		(2)%
Interest expense	(1,552)	(1,692)		(8)%	(4,602)	(4,695)		(2)%
Net interest income	240	270		(11)%	723	712		2%
Reversal of (provision for) credit losses	(1)	—		—%	(2)	—		—%
Net interest income after reversal of (provision for) credit losses	239	270		(11)%	721	712		1%
Noninterest income (loss)	20	11		82%	61	41		49%
Noninterest expense	(114)	(78)		46%	(259)	(204)		27%
Income before assessments	145	203		(29)%	523	549		(5)%
Affordable Housing Program assessment	(15)	(20)		(25)%	(53)	(56)		(5)%
Net income	$130	$183		(29)%	$470	$493		(5)%

Average interest-earning assets	$128,805	$141,368		(9)%	$127,472	$140,072		(9)%
Net interest income yield on average interest-earning assets	0.75%	0.76%		(0.01)%	0.76%	0.68%		0.08%
a Certain amounts in the prior periods have been reclassified to conform to the current period presentation.

About the Federal Home Loan Bank of Chicago
FHLBank Chicago is a regional bank in the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for their member financial institutions, with a focus on providing solutions that support the housing and community development needs of members’ customers. FHLBank Chicago is a self-capitalizing cooperative, owned by its Illinois and Wisconsin members, including commercial banks, credit unions, insurance companies, savings institutions and community development financial institutions. To learn more about FHLBank Chicago, please visit fhlbc.com.

“Community First”, “Downpayment Plus”, “DPP”, “Mortgage Partnership Finance”, and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

Forward-Looking Information: This announcement uses forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact, including statements with respect to beliefs, plans, objectives, projections, estimates, or predictions. These statements are based on FHLBank Chicago’s expectations as of the date hereof. The words “believe”, “estimate”, “expect”, “preliminary”, “continue”, “remain”, “commit”, and similar statements and their plural and negative forms are used to identify some, but not all, of such forward-looking statements. For example, statements about future dividends and expectations for financial commitments are forward-looking statements. FHLBank Chicago cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to: legislative and regulatory developments; instability in the credit and debt markets; economic conditions (including banking industry developments and liquidity in the financial system); political, national and world events; changes in demand for advances or consolidated obligations; membership changes; the reliability of projections, assumptions, and models of future financial performance and condition; FHLBank Chicago’s ability to execute its business model and pay future dividends; FHLBank Chicago’s ability to protect the security of information systems and manage any failures, interruptions, or breaches; and the risk factors set forth in FHLBank Chicago’s periodic filings with the Securities and Exchange Commission (SEC), which are available through the SEC’s reporting website. FHLBank Chicago assumes no obligation to update any forward-looking statements made herein. In addition, the FHLBank Chicago reserves the right to change its business plan or plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership or member usage of programs, or changes at the discretion of the board of directors. Accordingly, FHLBank Chicago cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized. New factors may emerge, and it is not possible to predict the nature of each new factor, or assess its potential impact. Given these uncertainties, undue reliance should not be placed on forward-looking statements.

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